[GRAPHIC]

G&L Realty Corp.
--------------------------------------------------------------------------------

SUPPLEMENT TO THE PRESENTATION
TO THE SPECIAL COMMITTEE
OF THE BOARD OF DIRECTORS - DELIVERED FEBRUARY 2, 2001

SUPPLEMENT DATED
March 31, 2001

HOULIHAN LOKEY HOWARD & ZUKIN
Investment Banking Services
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871 o http://www.hlhz.com
Los Angeles o New York o Chicago o San Francisco
Washington, D.C. o Minneapolis o Dallas o Atlanta o Toronto o Hong Kong

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                                                                G&L Realty Corp.
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Table of Contents

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                                                                         Section
                                                                         -------

Engagement Overview......................................................    A

Due Diligence Summary....................................................    B

Current Situation........................................................    C
    Common Stock Performance
    Preferred Stock Performance
    Debt Summary
    Market Changes Since the February 2, 2001 Presentation

Conclusions..............................................................    D


========================================== Houlihan Lokey Howard & Zukin ===== i
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                                                             Engagement Overview
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

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                                                                G&L Realty Corp.
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Engagement Overview

--------------------------------------------------------------------------------

Engagement Overview

o Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey" hereinafter) has been retained by the Special Committee of the Board of Directors (defined below) of G&L Realty Corp. ("G&L" or the "Company" hereinafter) to assist the Special Committee in evaluating certain matters relating to the Company.

Background

o The Company has received a proposal from Daniel M. Gottlieb and Steven D. Lebowitz, the Chief Executive Officer and the President of the Company, respectively, to acquire all the outstanding shares of common stock (the "Common Stock") of the Company not held by them for a cash price of $11.25 per share.

o The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. Further, we understand that Messrs. Gottlieb and Lebowitz intend to make a cash tender offer for up to approximately 20% of the preferred stock of the Company and the balance of the preferred stock will remain outstanding following the consummation of the proposed transaction.

o The above-mentioned transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

o We further understand that parties other than Messrs. Gottlieb and Lebowitz have expressed preliminary interest in acquiring the Company and/or participating in the Transaction. Such a third party transaction, including any transaction that includes both a third party and Messers. Gottleib and Lebowitz, is referred to herein as an "Alternative Transaction."

o Messrs. Gottlieb and Lebowitz together now directly own approximately 29 percent of the Common Stock, and upon conversion of their operating partnership units and in-the-money options to Common Stock their holdings would constitute approximately 44.7 percent of the Company's outstanding Common Stock. The Board of Directors of the Company has appointed a special committee (the "Special Committee") to consider certain matters relating to the Transaction. The Special Committee will also consider certain matters related to any Alternative Transaction.


========================================== Houlihan Lokey Howard & Zukin ===== 1
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                                                                G&L Realty Corp.
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Engagement Overview

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The Role of Houlihan Lokey

o     The Special Committee has requested that Houlihan Lokey:

      - assist the Special Committee by preparing a valuation of the Company and its assets;

      - assist the Special Committee in understanding and comparing the strategic alternatives available to the Company, including the proposed Transaction;

      - assist the Special Committee in determining whether the Company's pursuit at this time of a Transaction is in the best interests of the Company and its public stockholders;

      - assist the Special Committee in evaluating the adequacy of a Transaction;

      - assist the Special Committee in evaluating the likely impact on the Company and its public securities if the Company elects to not consummate a Transaction;

      - assist the Special Committee in negotiating the financial aspects, and in facilitating the consummation of a Transaction; and

      - potentially render an opinion as to the fairness, from a financial point of view, to the common stockholders of the Company of the consideration to be received by them in connection with the proposed Transaction.

Potential Expanded Role of Houlihan Lokey

o Assist the Special Committee in negotiating the financial aspects, and in facilitating the consummation of a Alternative Transaction; and

o Potentially render an opinion as to the fairness, from a financial point of view, to the common stockholders of the Company of the consideration to be received by them in connection with the proposed Alternative Transaction.


========================================== Houlihan Lokey Howard & Zukin ===== 2
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                                                           Due Diligence Summary
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

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                                                                G&L Realty Corp.
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Due Diligence Summary

--------------------------------------------------------------------------------

Due Diligence Summary

In connection with this analysis, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

o met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

o reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended 1999 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2000, and Company-prepared interim financial statements for the period ended December 31, 2000, which the Company's management has identified as being the most current financial statements available;

o reviewed forecasts and projections prepared by the Company's management with respect to the Company and each of its individual properties for the years ended December 31, 2001 through 2005;

o reviewed the historical market prices and trading volume for the Company's publicly traded securities;

o reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;


========================================== Houlihan Lokey Howard & Zukin ===== 4
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                                                                G&L Realty Corp.
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Due Diligence Summary

--------------------------------------------------------------------------------

Due Diligence Summary (Continued)

o     reviewed copies of the following documents and agreements:

      - Most recent draft letter to the Board of Directors from Messrs. Gottlieb and Lebowitz regarding the current tender offer of $11.25 as of March 23, 2001;

      - Most recent draft term sheet between the Company and GMAC Commercial Mortgage Corporation regarding the proposed financing dated as of March 20, 2001;

      - Appraisals for the medical office properties and selected senior care properties dated between January 2000 and 2001;

      - A letter from the Law Offices of Browne & Woods LLP on behalf of Jerry Magnin dated as of January 16, 2001;

      - Company-prepared net asset value calculations as of November 30, 2000 and December 31, 1999;

      -     Company's organization chart and marketing materials;

      -     A schedule of projected capital expenditures by asset;

      - A schedule of current stock ownership including common stock, preferred stock, OP units and stock options;

      -     Series A Cumulative Preferred Stock Prospectus dated as of May 8,
            1997;

      - Series B Cumulative Preferred Stock Prospectus dated as of November 12, 1997;

      - Agreement of Limited Partnership of G&L Realty Partnership, L.P. dated as of November 15, 1993;

o     reviewed certain other documents related to the Company; and

o conducted such other studies, analyses and inquiries as we have deemed appropriate.


========================================== Houlihan Lokey Howard & Zukin ===== 5
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                                                                G&L Realty Corp.
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Due Diligence Summary

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Summary Terms of GMAC Debt

--------------------------------------------------------------------------------
                           SUMMARY TERMS OF GMAC DEBT
--------------------------------------------------------------------------------

Amount                                  $35.0 million

Term                                    120 months

Rate LIBOR plus 550 to 750 bps depending on the loan balance at close and debt service coverage ratios, as defined in the loan agreement.

Purpose To cover transaction and related costs associated with the acquisition of any outstanding options to purchase common stock.

Excess Cash Flow/Prepayment             o   Excess cash flow, if any, will be
                                            used to amortize the Loan up to set
                                            amounts as defined in the loan
                                            agreement. Scheduled Principal
                                            amortization for each year not paid
                                            shall be cumulative and added on to
                                            the required future amortization.
                                        o   Deferred Principal Amortization
                                            shall not exceed $3,000,000.
                                        o   The Loan is subject to prepayment
                                            premiums and restrictions.
                                        o   Prepayment Terms

                                            -   Net proceeds from the sale or
                                                refinancing of any individual
                                                MOB Portfolio property will be
                                                applied to reduce the principal
                                                balance of the Loan, subject to
                                                prepayments premiums.
                                            -   The Loan may not be repaid with
                                                the proceeds of a refinancing
                                                for two years following the
                                                closing of the loan.
                                            -   The Loan shall be repaid in full
                                                but not in part upon the sale of
                                                all or any portion of the Key
                                                Principal's equity interest in
                                                the REIT, subject to prepayment
                                                premiums.
                                            -   Locked out from months 1 through
                                                6.
                                            -   Amounts above $4.0 million carry
                                                a 3.0% prepayment premium from
                                                months 7 through 12.
                                            -   Amounts above a cumulative
                                                prepayment amount of $8.0
                                                million carry a 2.0% prepayment
                                                premium from months 13 through
                                                24.
                                            -   Amounts above a cumulative
                                                prepayment amount of $12.0
                                                million carry a 1.0% prepayment
                                                premium from months 25 through
                                                36.
                                            -   Unlimited prepayments are
                                                allowed with no prepayment
                                                premiums from months 37 through
                                                120.


========================================== Houlihan Lokey Howard & Zukin ===== 6
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                                                                G&L Realty Corp.
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Due Diligence Summary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SUMMARY TERMS OF GMAC DEBT
--------------------------------------------------------------------------------

Guarantees                              The Parent will guarantee the
                                        obligations on a limited recourse basis
                                        and the Key Principals shall guarantee
                                        the obligations on a limited recourse
                                        basis.

Commitment Letter                       The Commitment Letter will expire on
                                        August 15, 2001, but does allow for two
                                        30-day extensions.

Loan to Value                           75% at close.

Solvency                                Certification from CFO required.


========================================== Houlihan Lokey Howard & Zukin ===== 7
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                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Due Diligence Summary

--------------------------------------------------------------------------------

Limiting Factors

We have relied upon and assumed, without independent verification, that the financial information, forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company.


========================================== Houlihan Lokey Howard & Zukin ===== 8

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                                                               Current Situation
--------------------------------------------------------------------------------

                                                        Common Stock Performance
--------------------------------------------------------------------------------

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                                                                G&L Realty Corp.
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Common Stock Performance

--------------------------------------------------------------------------------

Stock Price and Volume

--------------------------------------------------------------------------------
                             G&L REALTY CORPORATION
                 HISTORICAL CLOSING PRICE AND TRADING VOLUME(1)
--------------------------------------------------------------------------------

                                   [GRAPHIC]

Date                  Closing Price      Volume Traded
31-Dec-99                8.8125              2900
3-Jan-00                 8.625               19900
4-Jan-00                 8.75                1000
5-Jan-00                 8.75                1100
6-Jan-00                 8.875               3200
7-Jan-00                 8.8125              7500
10-Jan-00                8.75                2800
11-Jan-00                9                   14600
12-Jan-00                9.25                12100
13-Jan-00                9                   2000
14-Jan-00                9.3125              8900
18-Jan-00                9.3125              3300
19-Jan-00                9.375               3200
20-Jan-00                9.25                6100
21-Jan-00                9.25                400
24-Jan-00                9.125               1200
25-Jan-00                9.125               1200
26-Jan-00                9.0625              3000
27-Jan-00                9.125               1700
28-Jan-00                9                   2300
31-Jan-00                9.375               21200
1-Feb-00                 9.125               2000
2-Feb-00                 9.0625              1000
3-Feb-00                 9                   1000
4-Feb-00                 9                   1200
7-Feb-00                 9.375               9300
8-Feb-00                 9.0625              2700
9-Feb-00                 9.25                8600
10-Feb-00                9.375               18700
11-Feb-00                9.5                 7700
14-Feb-00                9.25                1200
15-Feb-00                9.25                600
16-Feb-00                9.125               4900
17-Feb-00                9.0625              2700
18-Feb-00                9.0625              900
22-Feb-00                9                   11000
23-Feb-00                9                   26000
24-Feb-00                9                   100
25-Feb-00                8.875               1300
28-Feb-00                8.875               5000
29-Feb-00                8.875               700
1-Mar-00                 8.8125              4900
2-Mar-00                 8.8125              1100
3-Mar-00                 9.5625              44800
6-Mar-00                 9.25                11300
7-Mar-00                 9                   10400
8-Mar-00                 8.875               27200
9-Mar-00                 9.5                 30300
10-Mar-00                9.375               1600
13-Mar-00                9.1875              1500
14-Mar-00                9.125               2500
15-Mar-00                8.625               12500
16-Mar-00                8.625               22500
17-Mar-00                8.625               0
20-Mar-00                8.625               2100
21-Mar-00                8.6875              7000
22-Mar-00                8.875               4700
23-Mar-00                8.875               1000
24-Mar-00                8.875               3600
27-Mar-00                8.9375              7300
28-Mar-00                8.9375              11100
29-Mar-00                8.9375              4600
30-Mar-00                8.75                10900
31-Mar-00                9.25                69400
3-Apr-00                 9                   7300
4-Apr-00                 9                   100
5-Apr-00                 8.6875              2600
6-Apr-00                 8.5625              500
7-Apr-00                 8.5625              3100
10-Apr-00                8.625               1400
11-Apr-00                8.75                700
12-Apr-00                8.6875              500
13-Apr-00                8.875               4500
14-Apr-00                8.75                1300
17-Apr-00                8.625               2700
18-Apr-00                8.625               1000
19-Apr-00                8.625               500
20-Apr-00                8.625               200
24-Apr-00                8.625               800
25-Apr-00                8.625               100
26-Apr-00                8.5                 500
27-Apr-00                8.4375              11500
28-Apr-00                8.5                 6000
1-May-00                 8.4375              900
2-May-00                 8.4375              0
3-May-00                 8.4375              1200
4-May-00                 8.4375              200
5-May-00                 8.4375              3000
8-May-00                 8.4375              200
9-May-00                 8.25                15300
10-May-00                8.1875              300
11-May-00                8.3125              0
12-May-00                8.1875              100
15-May-00                8.375               3200
16-May-00                8.5                 4000
17-May-00                8.375               3000
18-May-00                8.25                500
19-May-00                8.25                500
22-May-00                8.25                5300
23-May-00                8.1875              0
24-May-00                8.0625              7900
25-May-00                8.3125              5400
26-May-00                8.3125              0
30-May-00                8.25                0
31-May-00                8.0625              5300
1-Jun-00                 7.875               7700
2-Jun-00                 7.9375              0
5-Jun-00                 7.875               3300
6-Jun-00                 7.875               600
7-Jun-00                 7.875               200
8-Jun-00                 7.875               1300
9-Jun-00                 7.875               200
12-Jun-00                7.875               600
13-Jun-00                7.875               3400
14-Jun-00                7.875               700
15-Jun-00                7.875               300
16-Jun-00                7.8125              300
19-Jun-00                7.875               1100
20-Jun-00                7.75                3800
21-Jun-00                7.875               0
22-Jun-00                7.875               0
23-Jun-00                7.875               0
26-Jun-00                7.75                100
27-Jun-00                7.75                4700
28-Jun-00                7.75                0
29-Jun-00                7.5625              6000
30-Jun-00                7.25                5000
3-Jul-00                 7.3125              0
5-Jul-00                 7.25                0
6-Jul-00                 6.625               4600
7-Jul-00                 7                   5200
10-Jul-00                7.25                8000
11-Jul-00                7.1875              2700
12-Jul-00                7.25                1300
13-Jul-00                7.375               2000
14-Jul-00                7.3125              3700
17-Jul-00                7.375               2200
18-Jul-00                7.5                 5100
19-Jul-00                7.5                 2500
20-Jul-00                7.5                 1200
21-Jul-00                7.5                 6600
24-Jul-00                7.4375              400
25-Jul-00                7.4375              1100
26-Jul-00                7.375               1100
27-Jul-00                7.375               2200
28-Jul-00                7.4375              100
31-Jul-00                7.4375              9400
1-Aug-00                 7.4688              0
2-Aug-00                 7.5                 1100
3-Aug-00                 7.4375              2000
4-Aug-00                 7.4375              100
7-Aug-00                 7.5                 1100
8-Aug-00                 7.5                 1100
9-Aug-00                 7.375               1500
10-Aug-00                7.375               1900
11-Aug-00                7.375               1000
14-Aug-00                7.5                 2500
15-Aug-00                7.5625              4800
16-Aug-00                7.625               1100
17-Aug-00                7.625               700
18-Aug-00                7.6875              2600
21-Aug-00                7.625               800
22-Aug-00                7.5938              0
23-Aug-00                7.625               1000
24-Aug-00                7.625               1800
25-Aug-00                7.9375              2400
28-Aug-00                7.8125              400
29-Aug-00                7.6875              400
30-Aug-00                7.5625              400
31-Aug-00                7.5625              400
1-Sep-00                 7.6875              2100
5-Sep-00                 7.5625              300
6-Sep-00                 7.5625              300
7-Sep-00                 7.5                 1200
8-Sep-00                 7.375               4800
11-Sep-00                7.375               700
12-Sep-00                7.375               0
13-Sep-00                7.375               400
14-Sep-00                7.125               7000
15-Sep-00                7.0625              1100
18-Sep-00                7                   1900
19-Sep-00                6.9375              1300
20-Sep-00                7.125               2100
21-Sep-00                7.125               0
22-Sep-00                7.0938              0
25-Sep-00                7                   300
26-Sep-00                7                   300
27-Sep-00                6.875               0
28-Sep-00                7.125               5100
29-Sep-00                7.125               300
2-Oct-00                 7.75                7000
3-Oct-00                 7.75                6400
4-Oct-00                 7.8125              0
5-Oct-00                 7.8125              0
6-Oct-00                 7.5625              1200
9-Oct-00                 7.75                900
10-Oct-00                7.6875              2200
11-Oct-00                7.6875              200
12-Oct-00                7.75                4600
13-Oct-00                7.75                7400
16-Oct-00                7.75                1400
17-Oct-00                7.9375              400
18-Oct-00                7.8125              3000
19-Oct-00                7.8125              0
20-Oct-00                7.625               2200
23-Oct-00                7.75                4800
24-Oct-00                7.75                100
25-Oct-00                7.75                700
26-Oct-00                7.8125              500
27-Oct-00                7.8125              2900
30-Oct-00                7.75                2800
31-Oct-00                7.875               1000
1-Nov-00                 7.875               1300
2-Nov-00                 7.75                1000
3-Nov-00                 7.75                1000
6-Nov-00                 7.75                1300
7-Nov-00                 7.6875              100
8-Nov-00                 7.75                100
9-Nov-00                 7.75                3300
10-Nov-00                7.75                200
13-Nov-00                7.75                200
14-Nov-00                7.875               0
15-Nov-00                7.8125              1800
16-Nov-00                7.6875              500
17-Nov-00                7.625               1000
20-Nov-00                7.625               200
21-Nov-00                7.5625              5000
22-Nov-00                7.75                1300
24-Nov-00                7.625               700
27-Nov-00                7.8125              14400
28-Nov-00                8                   4000
29-Nov-00                8                   2100
30-Nov-00                8.125               6900
1-Dec-00                 9                   7400
4-Dec-00                 9.1875              0
5-Dec-00                 9.25                4100
6-Dec-00                 9.25                7000
7-Dec-00                 9.5                 5500
8-Dec-00                 9.375               2100
11-Dec-00                9.375               900
12-Dec-00                9.1875              1700
13-Dec-00                9.25                800
14-Dec-00                9.25                8200
15-Dec-00                9.25                2100
18-Dec-00                9.1875              3000
19-Dec-00                9.1875              0
20-Dec-00                9.125               2000
21-Dec-00                9.125               3700
22-Dec-00                8.875               9800
26-Dec-00                9                   5200
27-Dec-00                8.9375              500
28-Dec-00                8.8125              3000
29-Dec-00                8.8125              5900
2-Jan-01                 8.875               100
3-Jan-01                 9.1875              3500
4-Jan-01                 9.3125              3500
5-Jan-01                 9.375               1800
8-Jan-01                 9.4375              2500
9-Jan-01                 9.375               7300
10-Jan-01                9.5                 1100
11-Jan-01                9.5625              200
12-Jan-01                9.5625              5700
16-Jan-01                9.1875              7200
17-Jan-01                9.375               11300
18-Jan-01                9.4375              900
19-Jan-01                9.5                 1400
22-Jan-01                9.5                 700
23-Jan-01                9.5                 1300
24-Jan-01                9.5625              1000
25-Jan-01                9.5625              400
26-Jan-01                9.625               1800
29-Jan-01                9.72                600
30-Jan-01                9.3                 1400
31-Jan-01                9.495               0
1-Feb-01                 9.495               0
2-Feb-01                 9.425               0
5-Feb-01                 9.48                200
6-Feb-01                 9.4                 2900
7-Feb-01                 9.55                3200
8-Feb-01                 9.7                 1500
9-Feb-01                 9.8                 2500
12-Feb-01                9.95                2800
13-Feb-01                10.15               6600
14-Feb-01                10.1                5400
15-Feb-01                10.4                5900
16-Feb-01                10.35               2900
20-Feb-01                10.35               5800
21-Feb-01                10.5                1000
22-Feb-01                10.5                500
23-Feb-01                10.35               4300
26-Feb-01                10.35               3200
27-Feb-01                10.35               0
28-Feb-01                10.35               2600
1-Mar-01                 10.3                800
2-Mar-01                 10.48               3100
5-Mar-01                 10.375              0
6-Mar-01                 10.5                3600
7-Mar-01                 10.55               6100
8-Mar-01                 10.6                900
9-Mar-01                 10.7                600
12-Mar-01                10.75               1300
13-Mar-01                10.58               0
14-Mar-01                10.75               3100
15-Mar-01                10.75               2500
16-Mar-01                10.675              0
19-Mar-01                10.7                1300
20-Mar-01                10.7                2000
21-Mar-01                10.7                200
22-Mar-01                10.66               4200
23-Mar-01                10.65               4000

(1) Source: Bloomberg and Company Press Releases.


========================================== Houlihan Lokey Howard & Zukin ==== 11
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                                                                G&L Realty Corp.
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Common Stock Performance

--------------------------------------------------------------------------------

Significant Events

A   January 26, 2000          G&L disclosed that it had completed the sale of a
                              33,000 square-foot medical office building as well as completing a new investment in an assisted living facility.

B   March 10, 2000            G&L announced that the Board of Directors
                              authorized the Company to continue repurchasing shares of the outstanding common stock and restored its available stock repurchase limit up to $3.5 million.

C   March 14, 2000            G&L reports financial reports for the year ended
                              December 31, 1999 financial results with FFO of ($6.0) million or ($1.36) per share.

D   May 15, 2000              G&L reports financial results for the first
                              quarter ended March 31, 2000 with FFO of ($2.2) million or ($.69) per share.

E   June 16, 2000             G&L announced that its Board of Directors declared
                              a regular quarterly dividend of $.125 per common share, payable on July 15, 2000 to shareholders of record on June 30, 2000.

F   August 10, 2000           G&L reports financial results for the second
                              quarter ended June 30, 2000 with FFO of $157,000 or $.05 per share.

G   September 20, 2000        G&L announced that its Board of Directors declared
                              a regular quarterly dividend of $.125 per common share, payable on October 15, 2000 to shareholders of record on September 30, 2000.

H   November 11, 2000         G&L reports financial results for the second
                              quarter ended June 30, 2000 with FFO of $83,000 or $.03 per share.

I   November 30, 2000         G&L announced that it had received a proposal from
                              Messrs. Gottlieb and Lebowitz to acquire all of the outstanding shares of common stock of the Company not held by them for a cash price of $10.00 per share. This price represented a premium of approximately 29% over the average closing price of the common stock over the previous 10 trading days.

J   January 12, 2001          G&L announced that a Special Committee of the
                              Board of Directors composed of the Company's four non-management directors had been formed to consider a recent management cash-out merger proposal. The Special Committee has retained
                              Houlihan Lokey Howard & Zukin to advise it with respect to that proposal.


========================================== Houlihan Lokey Howard & Zukin ==== 12

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Significant Events (Continued)

K    January 23, 2001         During 2000, G&L paid $0.50 per share in dividends
                              for its common stock, traded under the ticker symbol GLR. The company's 2000 dividends will be classified as follows: 100.00% as a return of capital.

L    February 20, 2001        G&L announced that it received a revised proposal
                              from Messrs. Gottlieb and Lebowitz under which they would acquire all the outstanding shares of Common Stock of the Company not held by them for a cash price of $11.00 per share. This is 10% higher than the offer of $10.00 per share that they originally made in November 2000. The proposal contemplates a merger of an entity newly formed by Messrs. Gottlieb and Lebowitz with and into the Company. The Series A and Series B Preferred Stock would remain outstanding following consummation of the transaction.


========================================== Houlihan Lokey Howard & Zukin ==== 13

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Common Stock Performance

--------------------------------------------------------------------------------

Fully Diluted Shares Outstanding

                                                                        Dan & Steve
                                                                -------------------------
                                                       G&L      Shares Owned      % Owned
                                               -----------      ------------      -------
      Common Shares Outstanding                2,333,800(1)          669,705        28.7%

      Total OP Units Owned                       625,272(2)          564,658        90.3%

      Total Common & OP Units                  2,959,072           1,234,363        41.7%
                                               ---------           ---------        ----

      In-the-Money Options                       178,000(3)          167,000        93.8%
                                               ---------           ---------        ----

                                               ---------           ---------        ----
      Fully-Diluted Shares Outstanding(4)      3,137,072           1,401,363        44.7%
                                               ---------           ---------        ----

(1) Per Management.
(2) Dan and Steve own 564,658 OP Units and others own 60,614 OP Units.
(3) Dan and Steve own 167,000 of the 178,000 in-the-money options. Assumes all options are fully vested. Assumes a $11.25 per share price.
(4) Does not include 69,500 out-of-the-money options.


========================================== Houlihan Lokey Howard & Zukin ==== 14

                                                     Preferred Stock Performance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Preferred Stock Performance

--------------------------------------------------------------------------------

================================================================================
                          DAILY PRICE / YIELD GRAPH (1)

      SERIES A PREFERRED                         SERIES B PREFERRED
================================================================================

          [GRAPHIC]                                   [GRAPHIC]

--------------------------------------------------------------------------------
(1)   Yield Calculation: annual dividend divided by closing price share price
================================================================================


========================================== Houlihan Lokey Howard & Zukin ==== 16

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Preferred Stock Performance

--------------------------------------------------------------------------------

Series A and B Preferred Stock Summary

    ----------------------------------------------------------------------------
                               Series A Preferred Stock
    ----------------------------------------------------------------------------

    Moody's Rating                                  NA

    S&P Rating                                      NA

    Fitch Rating                                    NA

    Stated Coupon                                 10.25%

    Shares Outstanding                        1,495,000 (1)        1,495,000 (2)

(3) Current Trading Price                   $     17.10

    ----------------------------------------------------------------------------
    Current Market Value                    $25,564,500         $25,564,500
    ----------------------------------------------------------------------------

    Trading Price as of 1/23/01             $     14.25

    ----------------------------------------------------------------------------
    Market Value as of 1/23/01              $21,303,750         $21,303,750
    ----------------------------------------------------------------------------

    Change in Market Value                           20%                 20%
    ============================================================================

    Liquidation Preference                  $     25.00

    ----------------------------------------------------------------------------
    Liquidation Value                       $37,375,000         $37,375,000
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
                             Series B Preferred Stock
    ----------------------------------------------------------------------------

    Moody's Rating                                   NA

    S&P Rating                                       NA

    Fitch Rating                                     NA

    Stated Coupon                                  9.80%

    Shares Outstanding                        1,380,000 (1)        1,200,000 (2)

(3) Current Trading Price                   $     17.00

    ----------------------------------------------------------------------------
    Current Market Value                    $23,460,000         $20,400,000
    ----------------------------------------------------------------------------

    Trading Price as of 1/23/01             $     13.75

    ----------------------------------------------------------------------------
    Market Value as of 1/23/01              $18,975,000         $16,500,000
    ----------------------------------------------------------------------------

    Change in Market Value                           24%                 24%
    ============================================================================

    Liquidation Preference                  $     25.00

    ----------------------------------------------------------------------------
    Liquidation Value                       $34,500,000         $30,000,000
    ----------------------------------------------------------------------------

(1)   Per management.
(2)   Per Bloomberg.
(3)   As of March 22, 2001.


========================================== Houlihan Lokey Howard & Zukin ==== 17

                                                                    Debt Summary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Debt Summary

--------------------------------------------------------------------------------

Debt Summary Schedule (as of December 31, 2000)

Property                                        Balance     Interest Rate      Maturity Date
--------                                        -------     -------------      -------------
435 N. Roxbury (5)                         $  4,632,403             7.05%               2008
Financing Partnership (1)                    27,683,610             7.89%               2005
Hampden Properties                           13,740,008             9.04% (7)           2002
Medical Partnership (2)                      33,133,391             8.49%               2006
Pacific Gardens (5)                          10,505,625             8.00%               2034
Pacific Care Center, Hoquiam                  2,390,599             7.49%               2008
Holy Cross Medical Plaza                      7,760,617             7.05%               2008
St. Joseph's of Burbank                       3,130,115             7.05%               2008
St. Joseph's of Tustin                        1,277,268             7.05%               2008
San Pedro (5)                                 2,365,200             7.05%               2008
Lyon Building                                 4,983,101             6.75%               2019
Coronado                                      7,342,832             6.90%               2009
Tustin Portfolio (3)                          7,382,209            10.25% (7)           2002
Valencia Portfolio (4)                        9,704,402             6.85%               2009
Pier One Building                             1,408,228             7.38%               2009
St. Thomas More                               8,415,092             9.29% (7)           2001
Pacific Park Building (5)                     2,070,040             9.84% (7)           2002
Tarzana (5)                                   4,821,395             8.30%               2006
Tarzana (5)                                     802,419             8.50%               2006
Tarzana (5)                                     681,126             7.50%               2006
                                           ------------       ----------
Subtotal Debt                              $154,229,680             8.09%

Debt in Unconsolidated Affiliates (6)
Penasquitos (5)                            $  6,375,000
Eagle Run (5)                                 2,375,000
San Pedro (5)                                 3,995,000
                                           ------------
Subtotal Debt                              $ 12,745,000

Total Debt                                 $166,974,680
=======================================================

As of March 26, 2001, the outstanding debt has not materially changed, per management.

(1) Financing Partnership consists of 405, 415, 416 and 435 N. Bedford.
(2) Medical Partnership consists of 436 N. Bedford, Cigna Healthcare Bldg, Regent Medical Center and Sherman Oaks Medical Plaza.
(3) Includes two medical office buildings and one hospital located in Tustin.
(4) Includes six medical office buildings located on the Henry Mayo Newhall Hospital Campus in Valenica.
(5) Balance is shown net of minority interest in building.
(6) As of September 30, 2000, no material changes in balances per management.
(7) Estimated rates as of 12/31/00. Debt for the respective properties is floating rate debt.


========================================== Houlihan Lokey Howard & Zukin ==== 19

                          Market Changes Since the February 2, 2001 Presentation
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Market Changes Since Presentation

--------------------------------------------------------------------------------

Summary of Market EBITDA and FFO Multiples

                                ----------------------------------------------   ---------------------
                                                EV / EBITDA MULTIPLES               FFO MULTIPLES
                                ----------------------------------------------   ---------------------
                                --------------------     ---------------------   ---------------------
                                NTM (a)      NTM (a)      LTM           LTM
                                 EV /         NOI         EV /           NOI       NFY           LTM
                                EBITDA      Cap Rate     EBITDA       Cap Rate   P / FFO       P / FFO
                                --------------------     ---------------------   ---------------------
Healthcare Tier
   Low                           6.1 x         8.2%        6.0 x         8.7%     1.9 x          0.9 x
   High                         12.2 x        16.3%       11.4 x        16.7%     9.6 x         10.3 x
   Median                        9.4 x        10.6%        8.8 x        11.3%     5.1 x          4.1 x

Office Tier
   Low                           9.7 x         7.4%        8.7 x         7.0%     7.1 x          6.7 x
   High                         13.6 x        10.4%       14.3 x        11.5%    10.3 x         13.1 x
   Median                       11.7 x         8.6%       10.4 x         9.6%     7.8 x          8.1 x
                                --------------------     ---------------------   ---------------------

                                --------------------     ---------------------   ---------------------
G&L Realty Corporation (b)      15.2 x         6.6%          NMF         NMF        NMF            NMF
                                --------------------     ---------------------   ---------------------

(a) Source: Bloomberg
(b) Source: Company's most recent 10K and 10Q and management's projections. This does not include any adjustments for non-recurring items.

EV = Enterprise Value = Market value of equity + preferred stock + interest bearing debt - cash.
LTM = Latest twelve month period.
EBITDA = Earnings before interest, taxes, depreciation, and amortization. NTM = Next twelve months projected earnings (calendarized).


========================================== Houlihan Lokey Howard & Zukin ==== 21

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Market Changes Since 2001 Presentation

--------------------------------------------------------------------------------

Comparable Company Equity and Enterprise Valuation Change

($ in Millions)

                                             --------------------------                   -------------------------
     Comparable Company                           Enterprise Value          % Change        Market Value of Equity         % Change
                                             --------------------------                   -------------------------
                                              1/15/01         3/22/01                      1/15/01         3/22/01
                                             ----------      ----------                   ----------     ----------
Healthcare Tier

     Health Care Properties Investors Inc    $ 3,092.93      $ 3,172.79        2.6%       $ 1,626.51     $ 1,706.37           4.9%
     Health Care REIT Inc                      1,086.08        1,170.78        7.8%           506.43         591.14          16.7%
     Healthcare Realty Trust                   1,512.60        1,559.33        3.1%           906.50         953.23           5.2%
     LTC Properties Inc                          543.26          545.22        0.4%           100.94         102.89           1.9%
     Meditrust Companies                       2,101.59        2,082.05       -0.9%           488.62         469.08          -4.0%
     National Health Investors Inc               535.32          602.62       12.6%           213.36         280.66          31.5%
     Omega Healthcare Investors Inc              744.19          702.24       -5.6%            82.60          40.65         -50.8%

                                             -------------------------------------------------------------------------------------
            Low                              $   535.32      $   545.22       -5.6%       $    82.60     $    40.65         -50.8%
            High                             $ 3,092.93      $ 3,172.79       12.6%       $ 1,626.51     $ 1,706.37          31.5%

            Median                           $ 1,086.08      $ 1,170.78        2.6%       $   488.62     $   469.08           4.9%
            Mean                             $ 1,373.71      $ 1,405.00        2.8%       $   560.71     $   592.00           0.8%
                                             -------------------------------------------------------------------------------------

                                             --------------------------                   -------------------------
     Comparable Company                            Enterprise Value         % Change        Market Value of Equity         % Change
                                             --------------------------                   -------------------------
                                              1/15/01         3/22/01                      1/15/01         3/22/01
                                             ----------      ----------                   ----------     ----------
Office Tier

     Arden Realty Inc                        $ 1,037.88      $ 1,013.94       -2.3%       $   594.51     $   570.57          -4.0%
     Great Lakes REIT Inc                      2,739.60        2,743.91        0.2%         1,520.83       1,525.14           0.3%
     Kilroy Realty Corporation                   527.55          525.65       -0.4%           287.22         285.32          -0.7%
     Koger Equity Inc                          1,561.39        1,565.07        0.2%           709.14         712.81           0.5%
     Prentiss Properties Trust                   772.35          733.54       -5.0%           416.76         377.95          -9.3%
     Reckson Associates Realty Corp            2,187.06        2,132.46       -2.5%           945.86         891.25          -5.8%
                                               3,453.93        3,278.45       -5.1%         1,494.96       1,319.48         -11.7%

                                             -------------------------------------------------------------------------------------
            Low                              $   527.55      $   525.65       -5.1%       $   287.22     $   285.32         -11.7%
            High                             $ 3,453.93      $ 3,278.45        0.2%       $ 1,520.83     $ 1,525.14           0.5%

            Median                           $ 1,561.39      $ 1,565.07       -2.3%       $   709.14     $   712.81         - 4.0%
            Mean                             $ 1,754.25      $ 1,713.29       -2.1%       $   852.75     $   811.79         - 4.4%
                                             -------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


========================================== Houlihan Lokey Howard & Zukin ==== 22

--------------------------------------------------------------------------------
                                                                     Conclusions
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Houlihan Lokey Conclusions

                           NAV Range Conclusions (A)
                                ($ in Millions)

                                    [GRAPHIC]

   Build-up Method:
Theoretical Net Asset                      Consolidated DCF
        Value          Direct Cap Approach    Approach      HLHZ Concluded Range

    $254.6 - $269.6      $233.4 - $260.4   $251.4 - $288.4     $250.0 - $270

         $265.1 (B)

(A)   Conclusions include brokerage commissions.

(B) Represents the implied NAV range based on the current tender offer price proposed by Messrs. Gottlieb and Lebowitz, before any transaction fees.


========================================== Houlihan Lokey Howard & Zukin ==== 24

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Houlihan Lokey Conclusions (Continued)

                           Per Share Conclusions (A)

                                   [GRAPHIC]

  Build-up Method:                        Consolidated
  Theoretical Net       Direct Cap        DCF Approach                                          HLHZ Concluded    Current Market
    Asset Value        Approach (2)            (2)          FFO Approach     Yield Approach        Range         Value Equity (C)
  $7.41 - $12.19    Speculative Value    $11.29 - $22.73    $4.37 - $6.39    $3.32 - $14.43     $6.00 - $12.00        $10.66

     $11.25 (B)

(A)   Per share conclusions include brokerage commissions.
(B) Represents the current tender offer price proposed by Messrs. Gottlieb and Lebowitz, before any transaction fees.
(C)   As of March 22, 2001.
(1)   Preferred Stock is at liquidation value.
(2)   Preferred Stock is at market value.


========================================== Houlihan Lokey Howard & Zukin ==== 25

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Houlihan Lokey Conclusions (Continued)

o G&L has offered $11.25 per share/unit, Houlihan Lokey's conclusions range from a low of $6.00 to $12.00 per share/unit.

o     The outlook for the public equity market for REITs is uncertain.

      - the sector is out of favor with investors and current valuations do not support new equity offerings.

      - market conditions for Healthcare REITs are poor, with few sources of capital and general concern regarding quality of the underlying assets.

o Messrs. Gottlieb and Lebowitz's ownership position could block a potential transaction by a third party.

o Asset value does not support a refinance of the Series A and Series B preferred stock at better rates and terms.

o Public securities generally decrease in value once an announced transaction has been terminated.


========================================== Houlihan Lokey Howard & Zukin ==== 26

--------------------------------------------------------------------------------
                                                                G&L Realty Corp.
--------------------------------------------------------------------------------

Conclusions

--------------------------------------------------------------------------------

Summary Valuation Conclusions


                                          Treatment of                                                               Implied Price
       Approach                          Preferred Stock          Net Asset Value        Equity Capitalization         Per Share
       ------------------------------   ----------------   ---------------------------   -------------------------  ----------------
(1)(A) Build-up Method                       Liquidation   $254,642,588 - $269,633,497   $23,252,267 - $38,243,176  $ 7.41  - $12.19

(2)(B) Direct Cap Approach              Weighted Average   $233,364,115 - $260,364,115   $ 1,327,168 - $27,517,168  $ 0.42  - $ 8.77

   (C) Consolidated DCF                 Weighted Average   $251,364,115 - $288,364,115   $18,787,168 - $54,677,168  $ 5.99    $17.43

(3)(D) FFO Approach                                   NA             NA -           NA   $13,699,506 - $20,058,360  $ 4.37  - $ 6.39

   (D) Yield Approach                                 NA             NA -           NA   $10,411,625 - $45,267,933  $ 3.32  - $14.43
       -----------------------------------------------------------------------------------------------------------------------------
       HLHZ Concluded Range (Rounded)                      $250,000,000 - $270,000,000   $19,000,000 - $39,000,000  $ 6.00  - $12.00
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
       Current Market Value of Equity                                                    $33,441,188 - $33,441,188  $10.66  - $10.66
       -----------------------------------------------------------------------------------------------------------------------------

(1) Represents the theoretical NAV without taking taxes into account. Derived by applying a 3.0% brokerage commission to the assets, assuming one year to realize value and is discounted at 10.0%.
(2) Weighted average derived using the liquidation value of the preferred stock, the market value and by using the average yield on comparable, publicly-traded preferred stock issues for REITS to determine a hybrid value for the preferred stock.
(3) Excludes FYE valuation indications.

(A) Although interest rates have declined, a weakening economy and continued tight credit prevail. Accordingly, WACCs have not changed materially, nor have cap rates.
(B) Market values and enterprise values of public comparable companies have not changed materially.
(C) See A.
(D) See B.


========================================== Houlihan Lokey Howard & Zukin ==== 27